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                                   KEMPER TRUST #26

                           WRITTEN INSTRUMENT AMENDING THE
                          AGREEMENT AND DECLARATION OF TRUST

                                   AUGUST 23, 1996



               The undersigned, being the sole trustee of Kemper Trust #26 (the "Trust"), a business trust organized pursuant to an Agreement and Declaration of Trust dated June 12, 1995 (the "Declaration of Trust"), pursuant to Section 1 of Article I and Section 4 of Article IX of the Declaration of Trust, does hereby change the name of the Trust to "Kemper Savers Money Fund." This instrument shall constitute an amendment to the Declaration of Trust.

               IN WITNESS WHEREOF, the undersigned has this 23rd day of August, 1996, signed these presents.


                                   /s/ Philip J. Collora
                                   ----------------------------------------
                                   Philip J. Collora, Sole Trustee
                                   2734 Lawndale Avenue
                                   Evanston, Illinois  60201



          The address of the Trust is:
          120 South LaSalle Street
          Chicago, Illinois  60603